UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2012

ENERGY TRANSFER EQUITY, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-32740	30-0108820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3738 Oak Lawn

Dallas, Texas 75219

(Address of principal executive offices, including zip code)

(214) 981-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On April 30, 2012, Energy Transfer Partners, L.P. (“ETP”) and Sunoco, Inc. (“Sunoco”) issued a joint press release announcing that the two companies have entered into a definitive merger agreement pursuant to which ETP will acquire Sunoco for $5.3 billion. Under the terms of the merger agreement, which has been unanimously approved by the boards of directors of both companies, Sunoco shareholders can elect to receive, for each Sunoco common share they own, either $50.00 in cash, 1.0490 ETP common units or a combination of $25.00 in cash and 0.5245 ETP common units. The aggregate cash paid and common units issued will be capped so that the cash and common units will each represent approximately 50% of the aggregate consideration. Elections in excess of the cash or common unit limits will be subject to proration.

Additionally, in the press release, ETP and Sunoco announced a joint investor call for the same date at 8:30 a.m. (ET) to discuss the merger. The dial-in number for the call is 888-390-0918 in the United States, or 415-228-4586 outside the United States. The participant code is ETPSUN. ETP and Sunoco also expect to make a joint investor presentation concerning the merger.

Copies of the joint press release and the investor presentation are furnished herewith as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference. Interested parties can also review the investor presentation by visiting ETP’s web site at: http://www.energytransfer.com under “Presentations.”

Energy Transfer Equity, L.P. (“ETE”) is also a party to the merger agreement for certain limited purposes, including an interim covenant restricting ETE’s ability to engage in certain transactions that could materially impede or materially delay the closing of the merger transaction. In addition, in conjunction with the transaction, ETE has agreed to relinquish its rights to approximately $210 million of the incentive distributions from ETP that ETE would otherwise be entitled to receive over the 12 consecutive quarters following the closing of the merger transaction.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached Exhibits 99.1 and 99.2 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 8.01.	Other Events.

To the extent required, the information in Item 7.01 is incorporated by reference into this Item 8.01.

Item 9.01	Exhibits and Financial Statements

(d)	Exhibits.

Exhibit Number	Description

99.1	Energy Transfer Partners, L.P./Sunoco, Inc. Joint Press Release dated April 30, 2012 (incorporated by reference to Exhibit 99.1 to Energy Transfer Partners, L.P.’s Current Report on Form 8-K filed on April 30, 2012).

99.2	Energy Transfer Partners, L.P./Sunoco, Inc. Joint Investor Presentation dated April 30, 2012 (incorporated by reference to Exhibit 99.2 to Energy Transfer Partners, L.P.’s Current Report on Form 8-K filed on April 30, 2012).

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed business combination transaction between ETP and Sunoco, ETP plans to file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will contain a proxy statement/prospectus to be mailed to the Sunoco shareholders in connection with the proposed transaction. THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS WILL CONTAIN IMPORTANT INFORMATION ABOUT ETP, ETE, SUNOCO, THE PROPOSED TRANSACTION AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY/PROSPECTUS CAREFULLY WHEN THEY BECOME AVAILABLE. Investors and security holders will be able to obtain free copies of the registration statement and the proxy statement/prospectus and other documents filed with the SEC by ETP and Sunoco through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the registration statement and the proxy statement/prospectus by phone, e-mail or written request by contacting the investor relations department of ETP or Sunoco at the following:

Energy Transfer Partners, L.P.	Sunoco, Inc.
3738 Oak Lawn Ave.	1818 Market Street, Suite 1500
Dallas, TX 75219	Philadelphia, PA 19103
Attention: Investor Relations	Attention: Investor Relations
Phone: (214) 981-0795	Phone: (215) 977-6764
Email: InvestorRelations@energytransfer.com	Email: SunocoIR@sunocoinc.com

PARTICIPANTS IN THE SOLICITATION

ETE, ETP and Sunoco, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions contemplated by the merger agreement. Information regarding directors and executive officers of ETE’s general partner is contained in ETE’s Form 10-K for the year ended December 31, 2011, which has been filed with the SEC. Information regarding directors and executive officers of ETP’s general partner is contained in ETP’s Form 10-K for the year ended December 31, 2011, which has been filed with the SEC. Information regarding Sunoco’s directors and executive officers is contained in Sunoco’s definitive proxy statement dated March 16, 2012, which is filed with the SEC. A more complete description will be available in the registration statement and the proxy statement/prospectus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Equity, L.P.

By: LE GP, LLC,
its general partner

Date: April 30, 2012	By:	/s/ John W. McReynolds
John W. McReynolds
President and Chief Financial Officer

EXHIBITS

Exhibit Number	Description

99.1	Energy Transfer Partners, L.P./Sunoco, Inc. Joint Press Release dated April 30, 2012 (incorporated by reference to Exhibit 99.1 to Energy Transfer Partners, L.P.’s Current Report on Form 8-K filed on April 30, 2012).

99.2	Energy Transfer Partners, L.P./Sunoco, Inc. Joint Investor Presentation dated April 30, 2012 (incorporated by reference to Exhibit 99.2 to Energy Transfer Partners, L.P.’s Current Report on Form 8-K filed on April 30, 2012).